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EXHIBIT (a)(1)(I)

Letter to Current and Former LyondellBasell Employees who own
Shares held on the Solium Shareworks Platform
to Tender Ordinary Shares

In Connection With
Offer to Purchase for Cash
by
LyondellBasell Industries N.V.

Up to 37,000,000 of its Ordinary Shares
At a Cash Purchase Price Not Greater than $88.00 per Share Nor Less than $77.00 per Share and Not to Exceed 110% of the Daily VWAP on the Expiration Date

IMMEDIATE ATTENTION REQUIRED

June 10, 2019

Re: Tender Offer for Shares of LyondellBasell Industries N.V.

Dear Solium Shareworks Account Holder:

        Our records reflect that you beneficially own ordinary shares of LyondellBasell Industries N.V., a Dutch public company with limited liability (the "Company," "we" or "our"), held with Solium Capital LLC ("Solium Shareworks"), in an account on the Solium Shareworks Platform ("Shareworks Account"). The Company has initiated an offer (the "Offer") to purchase for cash up to 37,000,000 of its issued and outstanding ordinary shares, par value €0.04 per share (each, a "Share," and collectively, "Shares"), at a price calculated as described herein and in the Offer to Purchase that is the lesser of (i) a price not greater than $88.00 nor less than $77.00 per Share, and (ii) a price that equals 110% of the Daily VWAP (as defined below) on the Expiration Date (as defined below) (the "Final Price Cap"), to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase (together with any amendments or supplements thereto, the "Offer to Purchase"). The "Daily VWAP" means the daily per share volume-weighted average price for our Shares on the New York Stock Exchange, as defined in more detail in the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

        Enclosed are tender offer materials and a Tender Offer Instruction Form that require your immediate attention. As described below, you have the right to instruct Solium Shareworks whether or not to tender Shares beneficially owned by you and held in your Shareworks Account. There will be no fee to you for instructing Solium Shareworks to tender your Shares held in your Shareworks Account.

        To understand the Offer fully and for a more complete description of the terms and conditions of the Offer, you should carefully read the following materials about the Offer that are enclosed with this letter:

  1.
  Offer to Purchase dated June 10, 2019;

  2.
  Tender Offer Instruction Form;

  3.
  Form of Withdrawal of Tender; and

  4.
  a reply envelope.

        You will need to complete the enclosed Tender Offer Instruction Form (attached as Exhibit A) and return it to Computershare Trust Company, N.A., the tabulator for the tender offer ("Tabulator") in the return envelope provided so that it is RECEIVED by 5:00 p.m., New York City time, on July 1, 2019, unless the Offer is extended. If the Offer is extended, the deadline for receipt of your instructions will be at 5:00 p.m. on the fourth (4th) business day prior to the new Expiration Date, as extended.

BACKGROUND

        The Company believes that the repurchase of Shares pursuant to the Offer is consistent with its long-term goal of maximizing value for its shareholders and other stakeholders, allocating capital and returning a significant amount of cash to our shareholders. The Offer also provides a mechanism for completing the Company's authorized share repurchase program more rapidly than would be possible through open market purchases. The Company believes that the modified Dutch auction tender offer set forth in the Offer to Purchase provides our shareholders with the opportunity to tender all or a portion of their Shares and thereby receive a return of some or all of their investment in the Company if they so elect. The Offer also provides its shareholders with an efficient way to sell their Shares without incurring brokerage fees or commissions associated with open market sales. However, shareholders who hold Shares through nominees are urged to consult their nominees to determine whether transaction costs may apply. The Company believes that the Offer is an efficient way to improve shareholder return.

        The Company's Board of Directors has authorized the Company to make the Offer. However, none of the Company, any of the members of its Board of Directors, J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC, the dealer managers for the Offer (the "Dealer Managers"), Georgeson LLC, the information agent for the Offer (the "Information Agent"), or Computershare Trust Company, N.A., which is also serving as the depositary for the Offer (the "Depositary"), makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares. None of the Company, any of the members of its Board of Directors, the Dealer Managers, the Information Agent or the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the purchase price or purchase prices at which you may choose to tender your Shares. The Company cannot predict how its Shares will trade after the Expiration Date, and it is possible that the price of its Shares will trade above the purchase price or purchase prices at which you choose to tender Shares after the Expiration Date. Shareholders should carefully evaluate all information in the Offer to Purchase, and consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering their Shares and, if deciding to tender, how many Shares to tender and the purchase price or purchase prices at which to tender.

        The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the total number of Shares properly tendered and the prices specified, or deemed specified, by tendering shareholders, and the Final Price Cap. This single per Share price (the "Final Purchase Price") will be the lesser of (i) the lowest single purchase price, not greater than $88.00 nor less than $77.00 per Share, that would allow the Company to purchase 37,000,000 Shares, or all Shares properly tendered and not properly withdrawn in the event that fewer than 37,000,000 Shares are properly tendered and not properly withdrawn, and (ii) the Final Price Cap. If the Final Price Cap is determined to be less than $77.00 per Share, which is the low end of the price range in the Offer, the Company will not purchase any Shares tendered in the Offer, unless the Company decides, in its sole discretion, to amend or extend the Offer in accordance with applicable law.

        The Company will not purchase any Shares tendered at prices in excess of the Final Purchase Price. Since the Final Purchase Price cannot exceed the Final Price Cap, the Company will therefore not purchase any Shares tendered at prices in excess of the Final Price Cap. As a result, if the price at which you tender your Shares in the Offer exceeds the Final Price Cap announced by the Company no later than 4:30 p.m., New York City time, on the Expiration Date based on the Daily VWAP for that day, your Shares will not be purchased in the Offer. When used together with a specific time, the term "Expiration Date" refers to the date on which the Offer expires. Upon the terms and subject to the conditions of the Offer, if 37,000,000 Shares or fewer are properly tendered and not properly withdrawn, we will purchase all Shares properly tendered at or below the Final Purchase Price and not properly withdrawn prior to the Expiration Date. Only Shares properly tendered at prices at or below the Final Purchase Price, and not properly withdrawn, will be purchased in the Offer upon the terms and subject to the conditions of the Offer (including the "Odd Lot" priority, proration and the conditional tender provisions described in the Offer to Purchase). Under no circumstances will interest be paid on the Final Purchase Price for the Shares regardless of any delay in making such payment. All Shares acquired in the Offer, if any, will be acquired at the Final Purchase Price. The Company reserves the right, in its sole discretion, to change the per Share purchase price range and to increase or decrease the number of Shares sought in the Offer, subject to applicable law and the authority of the Company to conduct a share repurchase program up to 10% of its outstanding Shares, including any restrictions or limitations contemplated on such repurchases, as approved by the shareholders of the Company at its annual general meeting of shareholders held on May 31, 2019 (the "2019 Shareholder Authorization"). In accordance with the rules of the Securities and Exchange Commission, if more than 37,000,000 Shares are tendered in the Offer at or below the Final Purchase Price, subject to the 2019 Shareholder Authorization, the Company may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Offer.

        The Company reserves the right, in its sole discretion, to (i) terminate the Offer and return all tendered Shares to the tendering shareholders; (ii) extend the Offer and, subject to the withdrawal rights set forth in the Offer to Purchase, retain all of the tendered Shares until the expiration of the Offer as so extended; (iii) waive a condition of the Offer and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Shares validly tendered and not withdrawn prior to the Expiration Date; or (iv) delay acceptance for payment or payment for Shares, upon the occurrence of certain conditions more specifically described in the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law and the 2019 Shareholder Authorization.

        Please note the following:

  1.
  You may tender your Shares at a price or prices not greater than $88.00 nor less than $77.00 per Share, as indicated in the attached Tender Offer Instruction Form, to be paid to you in cash, less any applicable withholding taxes and without interest, or you may instruct Solium Shareworks to tender your Shares at the Final Purchase Price determined by the Company in accordance with the terms of and subject to the conditions of the Offer. However, the Final Purchase Price is subject to and will not exceed the Final Price Cap. To the extent that the Final Price Cap is determined to be less than $77.00 per Share, which is the low end of the price range in the Offer, your Shares will not be purchased.

  2.
  You should consult with your financial or tax advisors as to the particular tax consequences to you of the Offer.

  3.
  The tendering of your Shares in the Offer will not incur brokerage fees or commissions.

  4.
  The Offer, proration period and withdrawal rights will expire at one (1) minute after 11:59 P.M., New York City time, on July 8, 2019, unless the Company extends or terminates the Offer (such date and time, as they may be extended the "Expiration Date") in accordance with the terms of and subject to the conditions of the Offer, subject to applicable law.

  5.
  However, as noted previously, if you wish to: (i) participate in the Offer, your Tender Offer Instruction Form must be received by the Tabulator no later than 5:00 p.m., New York City time, on July 1, 2019, unless the Offer is extended; or (ii) withdraw your Tender Offer Instruction Form (i.e., your instructions to tender your Shares), your Form of Withdrawal of Tender must be received by the Tabulator no later than 5:00 p.m., New York City time, on July 1, 2019, unless the Offer is extended.

PROCEDURE FOR DIRECTING SOLIUM SHAREWORKS

        Enclosed is a Tender Offer Instruction Form that should be completed and returned to the Tabulator if you wish to tender Shares in the Offer. For purposes of determining the number of Shares attributable to your Shareworks Account to be tendered in the Offer, Solium Shareworks will apply your instructions to the number of Shares attributable to your Shareworks Account as of the Expiration Date.

        If you do not properly complete and return the Tender Offer Instruction Form by the deadline specified, subject to any extensions of the Offer, Shares attributable to your Shareworks Account will be considered uninstructed and will not be tendered in the Offer.

        To properly complete your Tender Offer Instruction Form, you must do the following:

  (1)
  Complete the Tender Offer Instruction Form pursuant to the instructions on the face of the form.

  (2)
  Date and sign the Tender Offer Instruction Form in the space provided.

  (3)
  Return the Tender Offer Instruction Form in the enclosed return envelope so that it is RECEIVED by the Tabulator at the address on the return envelope (Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, P.O. Box 43011, Providence, Rhode Island 02940-3011) not later than 5:00 p.m., New York City time, on July 1, 2019, unless the Offer is extended. If the Offer is extended, the deadline for receipt of your Tender Offer Instruction Form will be the fourth (4th) business day prior to the Expiration Date, as extended. If you wish to return the form by overnight mail, please send it to Computershare Trust Company, N.A., 150 Royall Street, Suite V, Canton, MA 02021.

        Your instructions will be deemed irrevocable unless withdrawn by 5:00 p.m., New York City time, on July 1, 2019 in accordance with the procedure described below. Thereafter, the tendered Shares may not be withdrawn until after 12:00 midnight, New York City time, on August 5, 2019, the fortieth (40th) business day after the commencement of the Offer, unless accepted for payment by the Company as provided in the Offer to Purchase prior to such date.

        If your Shares are accepted for purchase in the Offer, the proceeds from the Shares that are tendered and accepted by the Company pursuant to the terms of the Offer will be deposited into the cash accumulation account in your Shareworks Account. You may withdraw your funds at any time by logging into your Shareworks Account at www.lyb.com/stock.

PROCEDURE FOR WITHDRAWAL OF YOUR SHARES

        In order to make an effective withdrawal of your instructions, you must complete and submit the enclosed Form of Withdrawal of Tender (attached as Exhibit B), which may also be obtained by calling the Information Agent at 1 (866) 300-8594. Upon receipt of a new, completed, signed and dated Form of Withdrawal of Tender, your previous instructions will be deemed cancelled. Please note that the last properly completed Tender Offer Instruction Form timely received from a participant will be honored. However, as noted previously, if you wish to withdraw your Tender Offer Instruction Form (i.e., your instructions to tender your Shares), your Form of Withdrawal of Tender must be received by the Tabulator no later than 5:00 p.m., New York City time, on July 1, 2019, unless the Offer is extended.

        As described in the Offer to Purchase, the Company has the right to extend the Offer for certain periods. If the Offer is extended, the deadline for receipt of your Form of Withdrawal of Tender will be 5:00 pm New York City time on the fourth (4th) business day prior to the Expiration Date, as extended. Any extensions of the Offer will be publicly announced by the Company. In the event of an announced extension, you may call the Information Agent, at 1 (866) 300-8594 to obtain information on any new instructions deadline.

INSTRUCTIONS TO TABULATOR

        After the deadline for providing instructions to the Tabulator, the Tabulator will complete the tabulation of all instructions and forward the information to Solium Shareworks, and Solium Shareworks will tender the appropriate number of Shares on behalf of all individuals that beneficially own Shares in a Shareworks Account. Any Shares attributable to your Shareworks Account that are not purchased in the Offer will remain allocated to your individual Shareworks Account.

IF THE OFFER IS COMPLETED

        If the terms and conditions of the Offer have been satisfied or waived and 37,000,000 Shares or fewer are properly tendered and not properly withdrawn prior to the Expiration Date, we will buy all shares properly tendered at prices at or below the Final Purchase Price and not properly withdrawn.

        If the conditions to the Offer have been satisfied or waived and more than 37,000,000 shares have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase Shares on the following basis:

            (i)  first, the Company will purchase all Odd Lots of less than 100 Shares at the Final Purchase Price from shareholders who validly tender all of their Shares at or below the Final Purchase Price and who do not validly withdraw them before the Expiration Date. Tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference;

           (ii)  second, after purchasing all Odd Lots that were properly tendered at or below the Final Purchase Price, subject to the conditional tender provisions described in the Offer to Purchase (whereby a holder may specify the minimum number of such holder's Shares that must be purchased if any such Shares are purchased), the Company will purchase all Shares properly tendered at or below the Final Purchase Price on a pro rata basis with appropriate adjustment to avoid purchases of fractional Shares; and

          (iii)  third, only if necessary to permit the Company to purchase up to 37,000,000 Shares (or such greater amount the Company may elect to purchase, subject to applicable law and the 2019 Shareholder Authorization), the Company will purchase Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Final Purchase Price by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares. Random lot will be facilitated by the Company.

        As a result of the foregoing priorities applicable to the purchase of Shares properly tendered, it is possible that fewer than all Shares that you tendered will be purchased or that, if a tender is conditioned upon the purchase of a specified number of Shares, none of those Shares that you tendered will be purchased despite those Shares being tendered at prices at or below the Final Purchase Price. Shares not purchased in the Offer, including Shares tendered at prices in excess of the Final Purchase Price and Shares not purchased because of proration or conditional tender, will be returned to you at the Company's expense promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

RETURN OF UNPURCHASED SHARES

        If any properly tendered Shares are not purchased under the Offer or are properly withdrawn before the Expiration Date upon the terms and subject to the conditions of the Offer, or if less than all Shares evidenced by a shareholder's certificate(s) are tendered, we will credit the certificates to book-entry for unpurchased Shares promptly after the expiration or termination of the Offer or, in the case of Shares tendered by book-entry transfer at The Depository Trust Company, the Shares will be credited to the appropriate account maintained by the tendering shareholder at The Depository Trust Company, in each case, without expense to the shareholder.

FURTHER INFORMATION

        If you require additional information concerning the procedure to tender Shares attributable to your Shareworks Account, please contact the Information Agent at 1 (866) 300-8594. If you require additional information concerning the terms and conditions of the Offer, please call the Information Agent at 1 (866) 300-8594.

 EXHIBIT A

TENDER OFFER INSTRUCTION FORM

THE UNDERSIGNED IS ADVISED TO CAREFULLY REVIEW ALL ACCOMPANYING INFORMATION BEFORE COMPLETING THIS FORM

INCORRECTLY COMPLETED OR UNSIGNED FORMS WILL BE DISCARDED IN THE OFFER.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 10, 2019 (together with any amendments or supplements thereto, the "Offer to Purchase") and other related materials (together with any amendments or supplements thereto and the Offer to Purchase, the "Offer") in connection with the offer by LyondellBasell Industries N.V., a Dutch public company with limited liability (the "Company"), to purchase up to 37,000,000 of its issued and outstanding ordinary shares, par value €0.04 per share (each, a "Share," and collectively, "Shares"), at a price calculated as described herein and in the Offer to Purchase that is the lesser of (i) a price not greater than $88.00 nor less than $77.00 per Share, and (ii) a price that equals 110% of the Daily VWAP on the Expiration Date, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

        The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below, or, if no number is specified, all Shares you hold for the account of the undersigned, at the price per Share indicated below, upon the terms of and subject to the conditions of the Offer.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

        BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered At Price Determined By Shareholder," the undersigned hereby tenders Shares at the Final Purchase Price as shall be determined by the Company in accordance with the terms of and subject to the conditions of the Offer.

        % at the Final Purchase Price

☐    The undersigned wishes to maximize its chances of having the Company purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders the specified percentage of Shares held in his or her Shareworks Account at, and is willing to accept, the Final Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer. The undersigned understands that checking this box will result in Shares being deemed to have been tendered at $77.00 per Share, which is the low end of the price range in the Offer, for purposes of determining the Final Purchase Price. The undersigned also understands that this may have the effect of lowering the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $77.00, which is the low end of the price range in the Offer, less any applicable withholding taxes and without interest.

(2) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

        BY ALLOCATING A PERCENTAGE(S) OF SHARES TO ONE OR MORE OF THE FOLLOWING SPACES BELOW INSTEAD OF THE BOX UNDER "Shares Tendered At Price Determined Under The Offer," the undersigned hereby tenders the specified percentage of Shares held in his or her Shareworks Account at the price(s) per Share checked. The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if the undersigned select a box other than the box representing a price at or below the Final Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer.

☐ % at $77.00	☐ % at $79.50	☐ % at $82.00	☐ % at $84.50	☐ % at $87.00
☐ % at $77.50	☐ % at $80.00	☐ % at $82.50	☐ % at $85.00	☐ % at $87.50
☐ % at $78.00	☐ % at $80.50	☐ % at $83.00	☐ % at $85.50	☐ % at $88.00
☐ % at $78.50	☐ % at $81.00	☐ % at $83.50	☐ % at $86.00
☐ % at $79.00	☐ % at $81.50	☐ % at $84.00	☐ % at $86.50

Note: The sum of the percentages the undersigned writes in must not exceed 100%. If the sum of all such percentages exceeds 100%, none of the shares allocated to the undersigned's Shareworks Account will be tendered.

 SIGNATURE

Signature(s)

Name(s)

(Please Print)

Address(es)

(Include Zip Code)

Phone Number (including Area Code)

Date:                        , 2019

 EXHIBIT B

FORM OF WITHDRAWAL OF TENDER

INCORRECTLY COMPLETED OR UNSIGNED FORMS WILL BE DISCARDED IN THE OFFER.

WITHDRAWAL OF TENDER

        If the undersigned has previously made an election to tender Shares and wishes to withdraw, please check the box below:

☐
I hereby instruct Solium Shareworks to withdraw from the Offer all Shares in my Shareworks Account that I previously instructed Solium Shareworks to tender on my behalf.

SIGNATURE

Signature(s)

Name(s)

(Please Print)

Address(es)

(Include Zip Code)

Phone Number (including Area Code)

Date:                        , 2019

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  EXHIBIT A
SIGNATURE
  EXHIBIT B
FORM OF WITHDRAWAL OF TENDER
SIGNATURE